ENOTE.com INC.
    INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                      CUSIP 29355N 10 9

NUMBER: ENO _______________
SHARES _________________
COMMON STOCK

[See reverse side for certain definitions]

This certifies that __________________ is the owner of
___________________
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE ONE CENT ($.01) PER SHARE, OF ENOTES1, INC. (herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall be held subject to all of the rovisions of the Certificate of Incorporation and By-Laws of the Corporation and any amendments thereto, to all of which the holder by acceptance hereby assents. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

Secretary: /s/ ___________________

President : /s/ ________________________


Countersigned and Registered: AMERICAN STOCK TRANSFER &
TRUST COMPANY, New York - Transfer Agent and Registrar
[authorized officer [signature]].
Corporate Seal: ENOTES, Inc., 1973, Delaware.


REVERSE SIDE:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common; TEN ENT - as tenants by the entireties; JT TEN - as joint tenants with right of survivorship and not as tenants in common; UNIF GIFT MIN ACT
- __[cust]______custodian, _[minor]_ under Uniform Gifts to Minors Act (state name).

FOR VALUE RECEIVED, [sellers' name] hereby sell, assign and transfer unto ____________________ [social security number or other identifying number of assignee; printed name and address of assignee, including zip code] shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


_____________________________



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1SADF